Exhibit 10.31

EQUITY TRANSFER AGREEMENT

OF SMARTCONN CO., LIMITED

BETWEEN

POWERBRIDGE HOLDINGS LIMITED

AND

TIANO INTERNATIONAL HOLDINGS LIMITED

Dated 5 January, 2023

THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is duly executed in Zhuhai, Guangdong Province, People’s Republic of China, on January 5, 2023, by the following parties:

Party A / Transferor: TIANO INTERNATIONAL HOLDINGS LIMITED

Legal Representative: Qiuxia ZHANG

Registered office: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands

Party B/Transferee/Assignee: Powerbridge Holdings Limited

Legal Representative: Stewart Shiang Lor

Registered office: SUITE 1113A, 11/F., OCEAN CENTRE, HARBOUR CITY, 5 CANTON RD, TISM SHA TSUI, KL, HONG KONG

Party C/Target Company: SmartConn Co.,Limited

Legal representative: Qiuxia ZHANG

Registered office: Room 1302, Cheung Kee Building, 84-86 Des Voeux Road Central, Hong Kong SAR

WHEREAS:

1. Party A is a limited company incorporated and validly subsisting under the laws of the British Virgin Islands with civil subject status, hereinafter referred to as TIANO;

2. Party B is a limited company incorporated and validly subsisting under the laws of the Hong Kong Special Administrative Region of the PRC with civil subject status. Its former name is Powerbridge Technologies Hong Kong Co., Limited;

3. The Target is a limited company incorporated and validly subsisting under the laws of the Hong Kong Special Administrative Region of the PRC with civil subject qualification. Its wholly-owned subsidiary is Shanghai Poke Technology Co;

4. The original shareholder of Party C, Zhang Qiuxiang, Party B and Party C entered into the Equity Transfer Agreement dated 6 January 2022 (“Equity Transfer Agreement (I)”), under which Party B acquired 19.99% equity interest in Party C from the original shareholder of Party C. The above parties signed the Supplemental Agreement to the Equity Transfer Agreement (hereinafter referred to as the “Supplemental Agreement to the Equity Transfer Agreement (I)”) on June 30, 2022 to update the arrangements for the subsequent acquisition phase;

Party B intends to acquire 31% of the equity interest in the Target Company held by Party A. In accordance with the Civil Code of the People’s Republic of China, the Foreign Investment Law of the People’s Republic of China and other laws and regulations, Party A, B and C have reached the Agreement in relation to the Equity Acquisition for mutual compliance.

I. DEFINITIONS

1. “Target Company” means Wisepoint Technology (Hong Kong) Limited.

2. “Subject Equity” means the 31% equity interest in the Target Company transferred by the Transferor to the Transferee.

3. “Signing Date” means the date of signing of the Agreement between the parties, i.e. January 5, 2023. 4.

4. “Transfer Consideration” means the consideration paid by each Transferee to the Transferor for the acquisition of the Subject Equity Interest. 5.

5. “Transaction” means the transfer of the Subject Equity Interest and the payment of the consideration by the Transferee in accordance with the Agreement.

6. “Controlling Shareholder” means the Party. 7.

7. “Original Shareholder” means Zhang Qiuman, the original shareholder of Party C. 8.

8. “Related Party” means a party that controls, jointly controls or exercises significant influence over another party, and two or more parties that are controlled, jointly controlled or significantly influenced by one party. “Control” means, in relation to a legal person, direct or indirect control by a person (or persons acting in concert), including: (i) more than 50% of the voting capital of the legal person, which voting rights are generally exercisable at meetings of the shareholders of the legal person; (ii) more than 50% of the voting rights at meetings of the board of directors or similar bodies of the legal person; or (iii) more than 50% of the voting rights at meetings of the board of directors or similar bodies of the legal person. (iii) the appointment or removal of a majority of the members of the board of directors or similar body of such legal person. In the case of any natural person, related party means a member of his immediate family (i.e. the spouse, children, brothers, sisters and parents of such natural person) and any other entity directly or indirectly, individually or jointly controlled by such natural person and/or his immediate family members.

9. “Affiliate” means an association of companies formed between a company and other companies through capital penetration, contractual association, etc., for specific economic purposes.

Intellectual Property Rights” means all intellectual property rights in any form recognized by applicable law and the vehicles of such intellectual property rights, including but not limited to industrial property rights, copyrights, trademarks, patents (including inventions, utility models, designs), non-proprietary technology, software copyrights, service marks, domain names, trade names, patterns, concepts, names , technical information, sketches, reports, operating and testing procedures, practices, know-how, instruction manuals, diagrams of operating conditions, data, formulas, instructions, etc., whether or not registered, in the process of registration or not yet registered.

11. “Software copyright” means the exclusive rights of the software developer or other right holder in the software work in accordance with the provisions of the relevant copyright law.

12. “BDIDAO Project” means the platform for crypto index fund trading and automated quantitative strategy fund product incubation developed by Shanghai Poke Technology Co.

13. “Applicable Laws” means all laws, rules, regulations, rules, interpretations and other normative documents issued by central and local legislatures, administrative departments (including but not limited to the Bureau of Industry and Commerce or other government departments) and relevant judicial interpretations issued by judicial departments that are applicable to the relevant matters.

14. “China” means the People’s Republic of China and, for the purpose of the Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

15. “Hong Kong” means the Hong Kong Special Administrative Region of the PRC. 16.

16. “British Virgin Islands” means the British Virgin Islands. 17.

The Company Law” means the Company Law of the People’s Republic of China. 18.

“Year, Month, Day” means 365 days, “Month” means 30 days and “Day” means a natural day, unless otherwise agreed herein. ” refers to natural days.

II. THE TARGET COMPANY AND THE SUBJECT EQUITY INTEREST

1. Basic information of the Target Company

Name: SmartConn Co., Limited

Domicile/Registered Address Room 1302, Cheung Kee Building, 84-86 Des Voeux Road Central, Central, Hong Kong Special Administrative Region

2. Shareholders of the Target Company

As at the date of the Agreement, the shareholding structure of the Target Company is as follows

Name of shareholders and Shareholding Structure:

TIANO INTERNATIONAL HOLDINGS LIMITED 80.01%

Powerbridge Holdings Limited 19.99%

3. Target Equity

The Transferee intends to transfer 31% of the equity interests in the Target Company held by the Transferor and all the shareholders’ rights and interests under such equity interests.

After completion of the Transaction, the shareholding structure of the Target Company is as follows:

Name of shareholder and Shareholding Structure:

TIANO INTERNATIONAL HOLDINGS LIMITED 49.01%

Powerbridge Holdings Limited 50.99%

4. Pre-investment valuation

(1) Stamp Technology Co., Ltd. (“Stamp Company”) is a wholly-owned subsidiary of the Target Company. Prior to the transaction, the Transferor held 80.01% equity interest in the Target Company, and the Transferor is the de facto controller of the Poke Company.

(2) According to the Asset Appraisal Report issued by Beijing Zhongqin Yongli Asset Appraisal Co., Ltd. (Report No. Zhongqin Yongli Pingbaozi [2021] No. 500780), as of December 31, 2021, the market value (the “valuation price”) of the BDIDAO project being developed by Stamp Company is RMB 304.5 million (RMB 304,500,000) (the “appraised price”).

(3) Powerbridge Technologies Co., Ltd., the wholly-owned controlling parent company of Party B, was listed on NASDAQ on April 2, 2019 under the stock code PBTS.

5. Equity transfer price

After friendly negotiation between Party A and Party B, Party A agreed to sell its 31% equity interest in the Target Company at 90% of the appraised price. Party B intends to exchange the 31% equity interest in the Target Company held by Party A with the valuation of the shares of Powerbridge Technologies Co., Ltd. (PBTS) at RMB 84,955,500. Party A and Party B confirm to adopt price per share listed in item [A] below and the exchange rate quoted by Bank of China USD/RMB 6.9102. Accordingly, the number of shares to be exchanged in this transaction is 114,899,222.

A.	Party B will exchange 31% of the equity interest in the Target Company held by Party A at a price of US$0.1070 per share (i.e., the lower of the closing price of the shares of PBTS on the date of the Phase I Performance Completion Confirmation Letter or US$0.50 per share).

6. Payment Method

Within one month from the effective date of the Agreement, Party A shall coordinate with Party B to proceed with the registration procedures of the shareholders of the Target Company, and within one month after Party B has changed to be a shareholder of the Target Company, Party B shall exchange the shares of the Transaction to Party A or a natural person shareholder of Party A designated by Party A (hereinafter referred to as “Party A’s recipient”). Party B shall be deemed to have paid to Party A the consideration for the equity transfer under the Agreement when Party B places the shares of the Transaction with Party A or Party A’s recipient. The list of Party A’s recipients is set out in Annex I.

III. REGISTRATION

1.	Within 1 month from the effective date of the Agreement, Party A shall cooperate with Party B to proceed with the registration procedure of the shareholders of the Target Company, and Party B shall exchange the PBTS shares to Party A within 1 month after Party B registered as shareholder of Target Company.

2.	Settlement date: The parties acknowledge and agree that the date of registration of the subject equity to Party B shall be the settlement date of the equity transfer, and Party B shall enjoy all the rights and obligations of a shareholder of the target company.

IV. RIGHTS AND OBLIGATIONS

1. Rights and obligations of Party A

(1) the equity interests held by Party A are true, legal and valid, and Party A enjoys the full right to dispose of the subject equity interests;

(2) Party A has completed the approval procedures of the internal authority and obtained effective authorization in accordance with the provisions of the Articles of Association for the Transaction and the signing of the Agreement;

(3) Party A has obtained the consent of a majority of the other shareholders of the Target Company in respect of the Transaction and the execution of the Agreement and such shareholders have waived their pre-emptive rights;

(4) The execution of the Transaction and the Agreement by Party A does not violate any laws and regulations and contracts signed with third parties;

(5) (5) If Party B elects to exchange target equity with PBTS shares, PBTS shares shall be subject to a lock-up period of six months and Party A shall comply with the provisions of relevant laws and regulations and shall not sell such equity interests in any form during the lock-up period;

(6) Party A shall cooperate with Party B in the procedures of change of equity registration.

2. Party B’s rights and obligations

(1) The equity interest in terms of holding PBTS shares by Party B is true, legal and valid, and enjoys full disposability of such equity interest, and the lock-up period of such equity interest has expired and can be traded;

(2) If Party B chooses to exchange equity interest in terms of PBTS shares for equity interest in the Target Company, Party B has obtained permission from the board of directors of Powerbridge Technologies Co., Ltd. upon the effectiveness the Agreement;

(3) Party B may receive dividends from the Target Company in proportion to its shareholding;

(4) Upon acquisition of the equity interest in the Target Company by Party B, Party B shall abide by the Articles of Association of the Target Company, safeguard the interests of the Target Company and keep the secrets of the Company.

V. COMMITMENTS AND GUARANTEES

1. Both the transferee and the transferor undertake that they have carefully read all the terms of the Agreement and have understood the meaning of all the terms of the Agreement.

2. The transferee and the transferor guarantee that they have been informed that the target equity is the equity of the target company and the transferee can enjoy the rights and obligations of the shareholders according to the shareholding ratio as agreed in the articles of association of the target company.

VI. LIABILITY FOR BREACH OF CONTRACT

Each party to the Agreement shall be liable to the defaulting party for any breach of any of the provisions of the Agreement that causes damage to the defaulting party. The scope of compensation includes, but is not limited to, all direct or indirect losses of the defaulting party and expenses incurred for the realization of rights, such as attorney’s fees, investigation fees, litigation fees, litigation preservation fees and travel expenses.

VIII. AMENDMENT OR TERMINATION OF THE AGREEMENT

The Agreement may be amended or terminated by consensus of the parties, but a separate written agreement shall be signed by the parties.

IX. DISPUTES

Any dispute arising from the performance of the Agreement shall be resolved by the parties through consultation. If consultation fails, either party shall have the right to file a lawsuit to the court with jurisdiction in the place where this contract is signed.

IX. MISCELLANEOUS

1. Notice and Service

The parties hereby confirm that the following address and addressee designated by each party as the address for receipt and addressee of the mailed documents (information):

(1) Party A designates the address for service as

Address: Unit 202, Unit 4, Building 10, Xishan 1 Street, Nan Ding Town, Zhang Dian District, Zibo City, Shandong Province

(2) Party B designates the delivery address as follows

Address: Advanced Business Park, 9th Fl, Bldg C2, 29 Lanwan Lane

Hightech District, Zhuhai, Guangdong 519080, China

(3) Party C designates the address for delivery as

Address: Room 1302, Zhangji Building, 84-86 Des Voeux Road Central, Central, Hong Kong SAR

3.	If the above address is not agreed, the correspondence address stated on the first page of the Agreement shall be used as the address for service. Either party may change its address by giving 10 working days’ notice to the other party. If the address is changed without notice to the other party, the other party shall bear all the adverse consequences and responsibilities resulting from such change.

3.	Unless there is evidence of its prior receipt:

(1) In the case of personal delivery, the notice shall be deemed to be delivered at the time of delivery to the said address;

(2) In the case of delivery by registered mail, airmail or courier, postage prepaid, notice shall be deemed to be delivered five business days after mailing.

In the case of sending by e-mail, the notice shall be deemed to be served when it is sent by the sender to the specified e-mail into the specified system. The fact that a party refuses to sign for it, its whereabouts are unknown, it is returned or it cannot be served due to other reasons shall not affect the fact that the legal effect of the mailed instrument (information) has occurred.

4. Confidentiality

Except with the prior consent of the other parties, no party to the Agreement shall, and shall not permit any of its affiliates, directors, officers, employees, shareholders, agents, or directors, officers, employees or agents of the Company to, disclose any provision of the Agreement to any person, unless the information in question is

(1) Required to be disclosed by law, and if a party is required by law to disclose any confidential information, such party shall first notify the other party and discuss such information to be disclosed with the other parties

(2) Information that is or has become public knowledge other than as a result of a breach of the Agreement

(3) Information that each party is required to disclose for its business purposes to its senior management, outside professional advisors or investors who are shareholders or investors under a duty of confidentiality

(4) Without the prior written consent of the other party, neither party shall make any public announcement with respect to the Agreement or any matter of the Company, unless either party is required to make any public announcement in accordance with the relevant applicable laws and regulations.

5. Effectiveness

1. If some of the rights, obligations and other agreements under the Agreement are found to be invalid by judicial organs or arbitration bodies, it shall not affect the validity of other provisions under the Agreement.

2. The Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings between the parties with respect to such subject matter when it becomes effective.

3. The Agreement shall be established and effective as of the date of its execution by the parties. Among them, natural persons shall sign in person and legal persons and other parties shall sign by their authorized representatives and affix their official seals.

4. The Agreement shall be executed in three copies, one for each party, each of which shall have the same legal effect.

(Intentionally Left Blank and the Signature Page Followed)

Party A (seal):

Legal representative (signature):

Date:

Party B (seal):

Legal representative (signature):

Date:

Party C (seal):

Legal representative (signature):

Date:

Place of signing: Zhuhai, Guangdong Province

Annex I